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Exhibit (a)(1)(c)

        Notice of Guaranteed Delivery for
Offer to Purchase for Cash
All Outstanding Shares of Common Stock

of

PORTOLA PHARMACEUTICALS, INC.

at
$18.00 Net Per Share in Cash
Pursuant to the Offer to Purchase
Dated May 27, 2020
by

ODYSSEY MERGER SUB INC.

a direct, wholly owned subsidiary of

ALEXION PHARMACEUTICALS, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE FOLLOWING 11:59 P.M., NEW YORK CITY TIME, ON WEDNESDAY, JULY 1, 2020, UNLESS THE OFFER IS EXTENDED, OR EARLIER TERMINATED.

(Not to be used for Signature Guarantees)

        This Notice of Guaranteed Delivery, or a substantially equivalent form, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.001 per share (the "Shares"), of Portola Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and all other required documents cannot be delivered to American Stock Transfer & Trust Company, LLC (the "Depositary") prior to the Offer Expiration Time (as defined in the Offer to Purchase), if the procedure for delivery by book-entry transfer cannot be completed prior to the Offer Expiration Time, or if time will not permit all required documents to reach the Depositary prior to the Offer Expiration Time. This form may be delivered by courier or transmitted by hand delivery, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase) in the form set forth herein. See Section 3 of the Offer to Purchase for more information regarding the guaranteed delivery procedures.

The Depositary for the Offer is:

If delivering by mail:	If delivering by hand or courier:
American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

For assistance call (877) 248-6417 or (718) 921-8317

        Delivery of this Notice of Guaranteed Delivery to an address other than one set forth above or transmission of instructions via facsimile to a number other than the facsimile number set forth above does not constitute a valid delivery.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

        The Guarantee included herein must be completed.

Ladies and Gentlemen:

The undersigned represents that the undersigned owns and hereby tenders to Odyssey Merger Sub Inc., a Delaware corporation ("Purchaser") and a direct, wholly owned subsidiary of Alexion Pharmaceuticals, Inc., a Delaware corporation ("Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 27, 2020 (as it may be amended or supplemented from time to time, the "Offer to Purchase"), and in the related letter of transmittal (together with any amendments or supplements thereto, the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.
Name(s) of Record Holder(s):

Number of Shares Tendered:

Certificate Number(s) (if available):

(please print)
Address(es):

(Zip Code)
☐ Check if securities will be tendered by book-entry transfer
Name of Tendering Institution:

Area Code and Telephone No.(s):

Signature(s):

DTC Participant No.:

Transaction Code No.:

Dated:

2

GUARANTEE

(Not to be used for signature guarantee)

        The undersigned, a financial institution that is a participant in the Security Transfer Agent Medallion Program, or any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution" and, collectively, "Eligible Institutions"), hereby guarantees the delivery to the Depositary of either the certificates representing the Shares tendered hereby, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (pursuant to the procedures set forth in the Offer to Purchase), in any such case together with a properly completed and duly executed Letter of Transmittal (or manually executed facsimile thereof), with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within two trading days after the date of execution of this Notice of Guaranteed Delivery.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the properly completed and duly executed Letter of Transmittal, certificates for Shares and/or any other required documents to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

(Zip Code)
Area Code and Tel. No.:

(Authorized Signature)
Name:

(please print)
Title:

Dated:

Note:	Do not send certificates representing tendered Shares with this notice. Certificates representing tendered Shares should be sent with your properly completed and duly executed Letter of Transmittal.

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  Exhibit (a)(1)(c)
GUARANTEE (Not to be used for signature guarantee)